Exhibit 10.a

AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 22, 2015 is among Meritor, Inc., an Indiana corporation (the “Company”), ArvinMeritor Finance Ireland, a company organized under the laws of Ireland, (the “Subsidiary Borrower” and, collectively with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the “Credit Agreement” referred to below.
WHEREAS, the signatories hereto are parties to that certain Second Amended and Restated Credit Agreement, dated as of February 13, 2014 (as amended by Amendment No. 1 thereto, dated as of September 12, 2014, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the financial institutions from time to time parties thereto (the “Lenders”) and the Administrative Agent;
WHEREAS, the Borrowers wish to amend the Credit Agreement in certain respects, and the Lenders party hereto and the Administrative Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent agree as follows:
1.Amendments to Credit Agreement. Upon and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions in the appropriate alphabetical order:
“7.875% Convertible Notes” means the Company’s 7.875% convertible notes due 2026 issued under the 2012 Convertible Note Indenture, in a maximum aggregate outstanding principal amount of $250,000,000.
“Amendment No. 2 Effective Date” means May 22, 2015.
“Specified Replacement Senior Notes” is defined in Section 7.3(A)(ix)(b) hereof.
(b)    The definitions of “Aggregate 2017 Revolving Loan Commitment,” “Aggregate 2019 Revolving Loan Commitment,” “Permitted Refinancing Indebtedness” and “Weighted Average Life to Maturity” are hereby amended and restated in their entirety as follows:

“Aggregate 2017 Revolving Loan Commitment” means the aggregate of the 2017 Revolving Loan Commitments then in effect of all the 2017 Revolving Loan Lenders, as the same may be reduced or increased from time to time pursuant to the terms hereof. As of the Amendment No. 2 Effective Date, after giving effect to the transactions contemplated by the Second Amendment and Restatement Agreement, the Aggregate 2017 Revolving Loan Commitment is $48,640,776.70.
“Aggregate 2019 Revolving Loan Commitment” means the aggregate of the 2019 Revolving Loan Commitments then in effect of all the 2019 Revolving Loan Lenders, as the same may be reduced or increased from time to time pursuant to the terms hereof. As of the Amendment No. 2 Effective Date, after giving effect to the transactions contemplated by the Second Amendment and Restatement Agreement, the Aggregate 2019 Revolving Loan Commitment is $450,332,038.55.
“Permitted Refinancing Indebtedness” means any replacement, renewal, refinancing or extension of any Permitted Existing Indebtedness, Proposed Senior Notes, the Specified Replacement Senior Notes or any Indebtedness issued in reliance on Section 7.3(A)(x), in any such case, permitted by this Agreement, to the extent that such Indebtedness (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) has a maturity date not sooner than six months after the later of (x) the latest Termination Date and (y) the latest Term Loan Maturity Date, (iv) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (v) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, event of default and remedies) that are materially less favorable to the Company or relevant Subsidiary than those applicable to the Indebtedness being replaced, renewed, refinanced or extended. For the avoidance of doubt, the term “Permitted Refinancing Indebtedness” shall include Indebtedness satisfying the foregoing conditions incurred to replace, renew, refinance or extend any Permitted Existing Indebtedness at the time such Indebtedness is incurred so long as the proceeds thereof are applied to replace or refinance such Permitted Existing Indebtedness within one hundred and twenty (120) days after the incurrence of such Indebtedness.
“Weighted Average Life to Maturity” means when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date of determination and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness; provided that when determining the Weighted Average Life to Maturity for any Indebtedness which has a put option allowing the holders of such Indebtedness to require the issuer of such Indebtedness to repay such Indebtedness prior to its final maturity, the final maturity for such Indebtedness shall be deemed to be the next date following such date of determination on which such issuer is required to repay such Indebtedness if the put option is exercised by the holders of such Indebtedness.
(c)    The definition of “Federal Funds Effective Rate” appearing in Section 1.1 of the Credit Agreement is hereby amended to add the following words before the period at the end thereof: “provided,

that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement”.
(d)    Section 7.3(A)(ix) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(ix)    Unsecured Indebtedness of:
(a) up to $225,000,000 of senior notes having a maturity date not sooner than six months after the later of (x) the latest Termination Date and (y) the latest Term Loan Maturity Date and issued under a Senior Note Indenture (the “Proposed Senior Notes”) so long as within forty (40) days after the issuance of such Proposed Senior Notes, the Company shall have applied 100% of the proceeds of the Proposed Senior Notes (net of underwriting or similar fees) to repurchase, retire or redeem its 2018 Senior Notes; and
(b) senior notes having a maturity date not sooner than six months after the later of (x) the latest Termination Date and (y) the latest Term Loan Maturity Date and issued under a Senior Note Indenture (the “Specified Replacement Senior Notes”) in an aggregate principal amount not to exceed the lesser of (1) $250 million and (2) 1.7 times the principal amount of the 7.875% Convertible Notes which have been repaid in full and cancelled to the extent that such Specified Replacement Senior Notes are issued not more than 120 days after any such repayment and cancellation;
Section 7.3(L)(ii)(B)(1) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(1)
the lesser of (x) $210,000,000 and (y) the amount of the Company’s free cash flow (which shall mean the Company’s cumulative cash flow, taking into account cash flow generation and losses, provided by and used for operating activities minus (i) Capital Expenditures plus (ii) amounts not in excess of $100,000,000 expended by the Company or its Subsidiaries to purchase an annuity to cover pension liabilities of a German Subsidiary of the Company), for the period commencing on June 30, 2014 through and including the last day of the most recently ended fiscal quarter prior to the Repurchase Date for which financial statements are publicly available,

Sections 7.3(L)(iii) and (iv) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
(iii)    the Company shall be permitted to repurchase, retire, redeem or defease (a) any Indebtedness of the Company permitted under the Credit Agreement (other than subordinated Indebtedness and other than the 2018 Senior Notes) with proceeds of any permitted capital markets debt, convertible debt, equity or preferred equity issuances (but not with the proceeds of Specified Replacement Senior Notes that are issued in reliance on Section 7.3(A)(ix)(b) above, and, for the avoidance of doubt, not with proceeds of any Loans under the Credit Agreement) within one hundred twenty (120) days after the Company’s receipt of such proceeds, and (b) the balance of the 2018 Senior Notes with the proceeds of the Proposed Senior Notes within the time frame set forth in Section 7.3(A)(ix)(a) above;
(iv)    the Company shall be permitted to repurchase, retire, redeem or defease (a) the 2015 Senior Notes and the 2026 Convertible Notes; (b) within forty (40) days of issuance of the Proposed Senior Notes, the balance of the 2018 Senior Notes (after giving effect to application of

100% of the proceeds of the Proposed Senior Notes (net of underwriting or similar fees); (c) the 7.875% Convertible Notes so long as Specified Replacement Senior Notes are issued within 120 days of such repurchase, retirement, redemption or defeasance in an aggregate principal amount greater than or equal to the amount of the 7.875% Convertible Notes so repurchased, retired, redeemed or defeased; (but subject to the limitation in Section 7.3(A)(ix)(b)); or (d) any other Senior Notes (including any 2018 Senior Notes that have not been repurchased, retired or redeemed with the proceeds of the Proposed Senior Notes within the time frame set forth in Section 7.3(A)(ix)(a) above) in an aggregate principal amount for this clause (d) from and after the Amendment No. 1 Effective Date of up to $100,000,000 (provided that such basket shall be reset to $100,000,000 to remove the effect to any prior usage thereof from and after the date on which the Specified Replacement Senior Notes have been issued in the time frame and amount required by Section 7.3(L)(iv)(c) above); provided that in the case of any repurchase, retirement, redemption or defeasance made pursuant to clause (a), (b), (c) or (d) of this Section 7.3(L)(iv), (I) no Default or Unmatured Default shall have occurred and be continuing at the time of and immediately after giving effect to any such repurchase, retirement, redemption or defeasance; and (II) the Company shall not use proceeds of any Loans for any such repurchase, retirement, redemption or defeasance except that the Company shall be permitted to use Loans in an aggregate amount of up to $150,000,000 in the aggregate during the term of this Agreement in order to effect any repurchase, retirement, redemption or defeasance under this Section 7.3(L)(iv)(a), (b), (c) or (d), but subject to the Company’s demonstration of pro forma covenant compliance with the Priority Debt Ratio as a condition precedent to making any such Loans as more specifically described in Section 5.2(E) hereof (in addition to satisfaction of all other conditions precedent applicable to such Loans);
(f)    Exhibit A-1 (2017 Revolving Loan Commitments) and Exhibit A-2 (2019 Revolving Loan Commitments) are hereby amended and restated in their entirety to read as set forth in Annex I hereto to reflect the “Conversion Date” (defined below) occurring on the Amendment No. 2 Effective Date.
2.    Converting Lenders.
(a)    By its execution below, each of Lloyds Bank Plc (“Lloyds”) and BNP Paribas (“BNP”; each of Lloyds and BNP being referred to herein as a “Converting Lender”) agrees that it has made an election to, and that it shall (x) in the case of Lloyds, on the Amendment No. 2 Effective Date (as reflected in Annex I hereto) and (y) in the case of BNP, on any date agreed to among BNP, the Administrative Agent and the Company within one Business Day after BNP has taken an assignment from one or more 2017 Revolving Loan Lenders of all or any portion of its 2017 Revolving Loan Commitment in accordance with Section 13.3 of the Credit Agreement (each date referred to in clause (x) or (y), a “Conversion Date”), recharacterize and reevidence the full amount of its 2017 Revolving Loans and 2017 Revolving Loan Commitment as 2019 Revolving Loans and a 2019 Revolving Loan Commitment, respectively, for all purposes of the Credit Agreement, whereupon:
(i)    in the case of Lloyds Bank Plc, such Converting Lender shall no longer constitute a 2017 Revolving Loan Lender and shall become a 2019 Revolving Loan Lender with all of the rights and obligations of a 2019 Revolving Loan Lender under the Loan Documents (including, without limitation, the obligation to assume its respective 2019 Revolving Pro Rata Share of participation interests in Swing Line Loans and Letters of Credit);
(ii)    in the case of BNP Paribas, such Converting Lender shall no longer constitute a 2017 Revolving Loan Lender and shall continue to be a 2019 Revolving Loan Lender with an increased 2019 Revolving Loan Commitment with all of the rights and obligations of a 2019

Revolving Loan Lender under the Loan Documents to the full extent of such 2019 Revolving Loan Commitment (including, without limitation, the obligation to assume its respective 2019 Revolving Pro Rata Share of participation interests in Swing Line Loans and Letters of Credit); and
(iii)    upon each Conversion Date, (i) the existing Aggregate 2019 Revolving Loan Commitment shall be increased by the aggregate amount of the 2017 Revolving Loan Commitment of the applicable Converting Lender with such increase being allocated solely to such Converting Lender, and (ii) in accordance with Section 2.24 of the Credit Agreement, the existing Aggregate 2017 Revolving Loan Commitment shall be reduced by the aggregate amount of the 2017 Revolving Loan Commitment of such Converting Lender, with such reduction being allocated solely to such Converting Lender.
(b)    On each Conversion Date, the Administrative Agent shall be permitted to make such reallocations, if any, of each Lender’s 2019 Revolving Loans and participations in outstanding Swing Line Loans and Letters of Credit among the 2019 Revolving Loan Lenders as are necessary in order to reflect such Lender’s 2019 Revolving Pro Rata Share of such amounts under the Credit Agreement after giving effect to the applicable conversion. The Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans and the reallocation described in this Section 3(c), in each case on the terms and in the manner set forth in Section 4.4 of the Credit Agreement.
3.    Conditions Precedent to Amendment. This Amendment shall become effective as of the date first above written if, and only if on such date:
(a)    The Administrative Agent has received duly executed copies of this Amendment from the Borrowers, the Required Lenders, each Converting Lender and the Administrative Agent.
(b)    The Administrative Agent has received duly executed copies of the Consent and Reaffirmation attached hereto from each Subsidiary Guarantor.
(c)    The Company shall have paid all fees and expenses (including, to the extent invoiced, reimbursement of fees and expenses of the Administrative Agent’s counsels) in connection with this Amendment and the other Loan Documents.
4.    Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:
(a)    Each Borrower has the corporate or other power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). The execution and delivery by each Borrower of this Amendment, and the performance of its obligations under this Amendment and the Credit Agreement (as amended hereby), have been duly authorized by proper corporate acts (or analogous acts in the case of the Subsidiary Borrower).
(b)    This Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

(c)    Neither the execution and delivery by the Borrowers of this Amendment, nor the consummation of the transactions contemplated herein and in the Credit Agreement (as amended hereby), nor compliance with the provisions hereof or thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company’s or any Subsidiary’s articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 7.3(F) of the Credit Agreement) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other third party, is required to authorize, or is required in connection with the execution or delivery of this Amendment or the performance of, or the legality, validity, binding effect or enforceability of, this Amendment or the Credit Agreement (as amended hereby).
(d)    As of the date hereof and after giving effect to the terms of this Amendment, (i) each representation and warranty by each Borrower set forth in the Credit Agreement (as amended hereby) and in the other Loan Documents to which such Borrower is a party is true and correct in all material respects, except to the extent that such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) no Default or Unmatured Default exists under the terms of the Credit Agreement (as amended hereby).
5.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness of Section 1 hereof, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.
(b)    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. Without limiting the foregoing, each Borrower hereby (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Borrower arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Holders of Secured Obligations) pursuant to any of the Loan Documents.
(c)    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment (or any provision hereof) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
6.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
9.    Successors and Assigns. This Amendment and the rights evidenced hereby shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto, and shall be enforceable by any such successors and assigns.
10.    FATCA Treatment. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

MERITOR, INC., as a Borrower

By:	/s/ Carl D. Anderson
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

ARVINMERITOR FINANCE IRELAND, as a Borrower

By:	/s/ Todd Chirillo
Name: Todd Chirillo
Title: Director

Amendment No. 2 to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank, Swing Line Lender and as a Lender

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

Amendment No. 2 to Second Amended and Restated Credit Agreement

Citicorp North America, Inc., as a Lender

By:	/s/ Sarah Terner
Name: Sarah Terner
Title: Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

BANK OF AMERICA N.A., as a Lender

By:	/s/ Brian Lukehart
Name: Brian Lukehart
Title: Director

Amendment No. 2 to Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Edward D. Herko
Name: Edward D. Herko
Title: Authorized Signatory

Amendment No. 2 to Second Amended and Restated Credit Agreement

ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Jeannine Pascal
Name: Jeannine Pascal
Title: Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

BNP Paribas, as a Lender

By:	/s/ Eric Slear
Name: Eric Slear
Title: Director

By:	/s/ Mike Hoffman
Name: Mike Hoffman
Title: Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott M. Kowalski
Name: Scott M. Kowalski
Title: Senior Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

Fifth Third Bank as a Lender

By:	/s/ Yael Eisenberg
Name: Yael Eisenberg
Title: Assistant Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

COMERICA Bank, as a Lender

By:	/s/ Nicole Swigert
Name: Nicole Swigert
Title: Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Dan Swanson
Name: Dan Swanson
Title: Assistant Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

Lloyds Bank plc, as a Lender

By:	/s/ Erin Doherty
Name: Erin Doherty
Title: Assistant Vice President
Transaction Execution Category A D006

By:	/s/ Leah Gorospe
Name: Leah Gorospe
Title: Assistant Manager
Banking Operations Category A G004

Amendment No. 2 to Second Amended and Restated Credit Agreement

UBS AG, STAMFORD Branch, as a Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Denise Bushee
Name: Denise Bushee
Title: Associate Director

Amendment No. 2 to Second Amended and Restated Credit Agreement

Consent and Reaffirmation

dated as of May 22, 2015
Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 2, dated as of May 22, 2015 (the “Amendment”), to that certain Second Amended and Restated Credit Agreement, dated as of February 13, 2014 (the “Credit Agreement”), among Meritor, Inc., an Indiana corporation (the “Company”), ArvinMeritor Finance Ireland, the financial institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Subsidiary Guarantors (including as successors by merger or otherwise) hereby (i) agrees that the Amendment and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Subsidiary Guaranty and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Subsidiary Guaranty and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Holders of Secured Obligations) pursuant to any of the Loan Documents.
Each Subsidiary Guarantor hereby makes each of the representations and warranties of the Borrowers set forth in Section 4 of the Amendment, mutatis mutandis, as though such representations and warranties were applicable to such Subsidiary Guarantor, this Reaffirmation and Consent and the Loan Documents to which such Subsidiary Guarantor is a party (after giving effect to the Amendment and this Reaffirmation and Consent).
All references to the Credit Agreement contained in the above referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, restated or otherwise modified.

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered on the date first above written.

MERITOR MANAGEMENT CORP.
MERITOR INTERNATIONAL HOLDINGS, LLC
ARVIN TECHNOLOGIES, INC.
ARVINMERITOR BRAKE HOLDINGS, LLC
ARVINMERITOR FILTERS HOLDING CO., LLC
ARVINMERITOR FILTERS OPERATING CO., LLC
MERITOR HOLDINGS, LLC
ARVINMERITOR OE, LLC
ARVINMERITOR TECHNOLOGY, LLC
ARVINMERITOR, INC.
AVM, INC.
MAREMONT CORPORATION
MAREMONT EXHAUST PRODUCTS, INC.
MERITOR AFTERMARKET USA, LLC
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), LLC
MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
MERITOR HEAVY VEHICLE SYSTEMS, LLC
MERITOR, INC. a Nevada Corporation
MERITOR TECHNOLOGY, LLC

In each case:

By: /s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

Consent and Reaffirmation to
Amendment No. 2 to Second Amended and Restated Credit Agreement

ARVIN EUROPEAN HOLDINGS (UK) LIMITED

By: /s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

ARVIN HOLDINGS NETHERLANDS B.V.

By: /s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

MERITOR NETHERLANDS, B.V.

By: /s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

ARVINMERITOR LIMITED

By: /s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

ARVINMERITOR SWEDEN AB

By: /s/ Paul Bialy
Name: Paul Bialy
Title: Director

MERITOR HOLDINGS NETHERLANDS B.V.

By: /s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

MERITOR LUXEMBOURG S.A.R.L.

By: /s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

Consent and Reaffirmation to
Amendment No. 2 to Second Amended and Restated Credit Agreement

IN WITNESS whereof the undersigned has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED by MERITOR CAYMAN ISLANDS, LTD.	)	/s/ Mark R. Schaitkin
	)	Duly Authorised Signatory
)
	)	Name:	Mark R. Schaitkin
)
	)	Title:	President and Secretary
)

in the presence of:

/s/ Mary Lou Patterson
Signature of Witness

Name:	Mary Lou Patterson

Address:	2135 W. Maple Rd, Troy MI 48084

Occupation:	Legal Assistant

(Note: These details are to be completed in the witness's own hand writing.)

Consent and Reaffirmation to
Amendment No. 2 to Second Amended and Restated Credit Agreement

Annex I to
Amendment No. 2 to Second Amended and Restated Credit Agreement
Restated Exhibits A-1 and A-2

Attached.

EXHIBIT A-1
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(as restated on the Amendment No. 2 Effective Date)

2017 Revolving Loan Commitments

Lender	2017 Revolving Loan Commitment
UBS AG, STAMFORD BRANCH	$8,349,514.56
DEUTSCHE BANK AG NEW YORK BRANCH	$28,203,883.50
CAPITAL ONE LEVERAGE FINANCE CORP.	$12,087,378.64
Total	$48,640,776.70

EXHIBIT A-2
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(as restated on the Amendment No. 2 Effective Date)

2019 Revolving Loan Commitments

Lender	2019 Revolving Loan Commitment
JPMORGAN CHASE BANK, N.A.	$65,000,000.00
CITICORP NORTH AMERICA, INC.	$56,407,766.99
BANK OF AMERICA, N.A.	$56,400,000.00
ROYAL BANK OF CANADA	$50,000,000.00
THE ROYAL BANK OF SCOTLAND PLC	$48,349,514.56
BNP PARIBAS	$35,000,000.00
PNC BANK, NATIONAL ASSOCIATION	$35,000,000.00
FIFTH THIRD BANK	$24,174,757.00
COMERICA BANK	$20,000,000.00
THE HUNTINGTON NATIONAL BANK	$20,000,000.00
LLOYDS BANK PLC	$40,000,000.00
Total	$450,332,038.55